Exhibit 99.2
Post Holdings Announces Commencement of Senior Notes Offering
ST. LOUIS, September 25, 2024 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $500.0 million in aggregate principal amount of senior notes due 2034 (the “Notes”). The Notes will be unsecured, senior obligations of the Company and will be guaranteed by the Company’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries designated as unrestricted subsidiaries).
The Company intends to use the net proceeds from the Notes offering to pay the costs, fees and expenses associated with the Notes offering and to redeem all of the Company’s outstanding 5.625% senior notes due 2028, including payment of any premiums, fees, costs and expenses associated therewith. To the extent there are any remaining net proceeds, the Company intends to use such proceeds for general corporate purposes, which could include, among other things, acquisitions, share repurchases, retirement or repayment of existing debt, capital expenditures and working capital. The final terms and amounts of the Notes are subject to market and other conditions and may be materially different than expectations. The offering is not conditioned upon the consummation of the redemption of the Company’s 5.625% senior notes due 2028, which is expected to occur on or after December 1, 2024.
The Notes and the related subsidiary guarantees are being offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release is not an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release is not a notice of redemption with respect to the Company’s 5.625% senior notes due 2028.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this press release, including statements regarding the anticipated terms of the Notes being offered, the completion, timing and size of the offering, the intended use of the net proceeds of the offering and the expected timing of the redemption of the Company’s 5.625% senior notes due 2028. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may,” “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering or the redemption and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. The Company may not consummate the offering as described in this press release and, if the offering is consummated, cannot provide any assurance regarding the final terms of the offering or the Notes or its ability to effectively apply the net proceeds as described above. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the proposed offering or the redemption of the Company’s 5.625% senior notes due 2028 will be completed as anticipated or at all.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959

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